Exhibit 99.1

Airgas Provides Update on Fiscal 2013 Fourth Quarter Organic Sales Growth, Share Repurchases, and Potential Impact on Earnings Guidance

RADNOR, Pa.--(BUSINESS WIRE)--March 21, 2013--Airgas, Inc. (NYSE: ARG), one of the nation’s leading suppliers of industrial, medical, and specialty gases, and related products, today provided an update on organic sales growth, its previously announced $600 million share repurchase program, and the potential impact on its adjusted earnings guidance for its fourth quarter ending March 31, 2013.

“Organic sales growth in our Distribution segment has been disappointing this quarter,” said Executive Chairman Peter McCausland. “Although organic sales growth in January was in-line with the low-single-digit growth assumption in our fourth quarter guidance, organic sales growth for the month of February was negative 2%. As a result, quarter-to-date organic sales growth through February was flat compared to the prior year and roughly 2% to 3% behind our guidance assumptions, with the shortfalls being volume-related and in both gases and hardgoods.

“Sales to-date in the month of March have not improved appreciably over February, and absent a strong finish in the next ten days, these weaker-than-expected sales suggest that we may miss the low end of our adjusted EPS* guidance of $1.18 by approximately 4%,” McCausland continued. “We hope to make up some ground before the end of the month. However, given the daily sales nature of our business and the limited visibility in the economy, we cannot accurately predict at this time where we will land for the quarter. If there are any material changes in our viewpoint, we will make an announcement at that time.

“On a positive note, we have continued to realize SAP benefits as expected during the quarter, and we have substantially completed our share repurchases. The impact of the share repurchases in the current quarter will be immaterial due the timing of the purchases and the pre-funding of the financing to take advantage of the attractive debt markets,” added McCausland. “And, despite the challenges we are facing and have been facing over the past few quarters in this economic environment, we continue to be very optimistic about the long-term prospects for the U.S. manufacturing and energy industries, as well as non-residential construction, and our ability to leverage our unique value proposition and unrivaled platform to drive growth.”

* See attached reconciliation of non-GAAP adjusted earnings per diluted share guidance.

About Airgas, Inc.

Airgas, Inc. (NYSE: ARG), through its subsidiaries, is one of the nation’s leading suppliers of industrial, medical and specialty gases, and hardgoods, such as welding equipment and related products. Airgas is a leading U.S. producer of atmospheric gases with 16 air separation plants, a leading producer of carbon dioxide, dry ice, and nitrous oxide, one of the largest U.S. suppliers of safety products, and a leading U.S. supplier of refrigerants, ammonia products, and process chemicals. More than 15,000 employees work in approximately 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also markets its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

This press release contains statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. These statements include, but are not limited to: expectations related to adjusted earnings per diluted share and organic sales growth in the fourth quarter of fiscal 2013, including earnings per diluted share, sales in the month of March, and our optimism about the long-term prospects for the U.S. manufacturing and energy industries, as well as non-residential construction, and our ability to leverage our unique value proposition and unrivaled platform to drive growth. Forward-looking statements also include any statement that is not based on historical fact, including statements containing the words "believes," "may," "plans," "will," "could," "should," "estimates," "continues," "anticipates," "intends," "expects," and similar expressions. We intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: continued or increased disruption in our helium supply chain; adverse changes in customer buying patterns resulting from deterioration in current economic conditions; weakening in the operating and financial performance of our customers, which could negatively impact our sales and our ability to collect our accounts receivable; postponement of projects due to economic developments; customer acceptance of price increases; our ability to achieve anticipated acquisition synergies; supply cost pressures; increased industry competition; our ability to successfully identify, consummate, and integrate acquisitions; our continued ability to access credit markets on satisfactory terms; significant fluctuations in interest rates; increases in energy costs and other operating expenses eroding planned cost savings; higher than expected implementation costs of the SAP system; conversion or implementation problems related to the SAP system that disrupt our business and negatively impact customer relationships; our ability to achieve anticipated benefits enabled by our conversion to the SAP system; higher than expected costs related to our Business Support Center transition; the impact of tightened credit markets on our customers; the impact of changes in tax and fiscal policies and laws; the potential for increased expenditures relating to compliance with environmental regulatory initiatives; the impact of new environmental, healthcare, tax, accounting, and other regulation; the economic recovery in the U.S.; the effect of catastrophic events; political and economic uncertainties associated with current world events; and other factors described in the Company's reports, including its March 31, 2012 Form 10-K, subsequent Form 10-Q, and other Forms filed by the Company with the SEC.

Reconciliations of Non-GAAP Financial Measures (Unaudited)

Adjusted Earnings per Diluted Share Guidance

Reconciliations of adjusted earnings per diluted share guidance:

	Three	(Guidance Range)			(Guidance Range)
	Months	Three Months Ending		Year	Year Ending
	Ended	March 31, 2013		Ended	March 31, 2013
	Mar. 31,			Mar. 31,
	2012	Low	High	2012	Low	High

Earnings per diluted share	$1.12	$1.17	$1.23	$4.00	$4.40	$4.46

Adjustments to earnings per diluted share:
Restructuring and other special charges (benefits), net	0.05	0.01	0.01	0.19	0.07	0.07
Gain on sale of businesses	-	-	-	-	(0.07)	(0.07)
Costs (benefits) related to unsolicited takeover attempt	-	-	-	(0.06)	-	-
Multi-employer pension plan withdrawal charges	-	-	-	0.04	-	-
Income tax benefits	(0.06)	-	-	(0.06)	-	-

Adjusted earnings per diluted share	$1.11	$1.18	$1.24	$4.11	$4.40	$4.46
Year-over-year change		6%	12%		7%	9%

Guidance for adjusted earnings per diluted share excludes Business Support Center restructuring and other special charges (benefits), net, and the gain on the sale of businesses.

The Company believes its adjusted earnings per diluted share financial measure provides investors meaningful insight into its earnings performance without the impact of Business Support Center restructuring and other special charges (benefits), net, the gain on the sale of businesses, costs (benefits) related to Air Products’ unsolicited takeover attempt, multi-employer pension plan withdrawal charges, and income tax benefits related to the LLC reorganization and foreign tax liability true-up. Non-GAAP financial measures should be read in conjunction with GAAP financial measures, as non-GAAP financial measures are merely a supplement to, and not a replacement for, GAAP financial measures. It should also be noted that the Company’s adjusted earnings per diluted share financial measure may be different from adjusted earnings per diluted share financial measures provided by other companies.

CONTACT:
Airgas, Inc.
Investor Contact:
Barry Strzelec, 610-902-6256
barry.strzelec@airgas.com
or
Media Contact:
Doug Sherman, 610-902-6270
doug.sherman@airgas.com